UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2016

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18340 Yorba Linda Blvd.
Suite 107-245
Yorba Linda, CA 92886

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (866) 878-9695

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2016, Larry Ellingson, Chairman, Chief Executive Officer and President of Islet Sciences, Inc. (the “Company”), notified the Company that he was resigning from the Board of Directors of the Company (the “Board”) effective February 1, 2016. Mr. Ellingson is not resigning due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Also on February 1, 2016, James Harper and Richard Pilnik each notified the Company that he was also resigning from the board, effective February 1, 2016. Neither Mr. Harper nor Mr. Pilnik is resigning due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board of Directors has initiated a search for a new Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: February 4, 2016	By:	/s/ David Wilder
Name: David Wilder
Title: Chief Financial Officer